United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 18, 2012 (January 13, 2012)	0-7928
Date of Report (Date of earliest event reported)	Commission File Number

(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

68 South Service Road, Suite 230 Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

(631) 962-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers.

(e) At the Fiscal 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of Comtech Telecommunications Corp. (the “Company”), held on January 13, 2012, the Company’s stockholders approved an amendment (the “Amendment”) to the Company’s 2000 Stock Incentive Plan (the “Plan”) and related actions. The Amendment modified the Plan to: (i) provide for an automatic grant of restricted stock units (“RSUs”) to non-employee directors in lieu of  all or part of the annual grant of stock options if the non-employee director failed to satisfy his minimum equity ownership interest requirement under the stock ownership guidelines on the prior December 31st; (ii) provide, subject to the automatic grant described in the foregoing clause (i), flexibility in the form of equity awards that may be granted to non-employee directors by permitting non-employee directors to elect to receive, in lieu of the annual grant of stock options, an award of equal value in the form of restricted stock or RSUs; (iii) permit non-employee directors to elect to receive an award of stock units in lieu of cash compensation; and (iv) re-approve the material terms of the performance criteria under the Plan so that performance-based awards can continue to be granted on terms qualifying the awards for tax deductibility under Internal Revenue Code Section 162(m).

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Plan as modified by the Amendment, which is attached as Exhibit 10 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting, the Company’s stockholders approved each of the amendments to the Company’s By-Laws that are described in the Company’s Proxy Statement for the Annual Meeting. The Second Amended and Restated By-Laws of the Company, which incorporates the amendments approved at the Annual Meeting, are filed herewith as Exhibit 3(ii).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description
3(ii)	Second Amended and Restated By-Laws of Comtech Telecommunications Corp.
10	Amended and Restated Comtech Telecommunications Corp. 2000 Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMTECH TELECOMMUNICATIONS CORP.

Dated: January 18, 2012

By:	/s/ Michael D. Porcelain
Name: Michael D. Porcelain
Title: Senior Vice President and
Chief Financial Officer